UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

               R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

   13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

                                      (614) 864-6400

(Registrant's telephone number, including area code)

                   Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 4, 2014, the Company issued a news release reporting its operating results for the second fiscal quarter and first fiscal half of 2014, ended December 28, 2013. A copy of the news release is attached as Exhibit 99.1 hereto.

Item 8.01 Other Events

On February 1, 2014, R. G. Barry Corporation issued a news release announcing the death of its Chairman of the Board Gordon B. Zacks on February 1, 2014. A copy of the news release is attached as Exhibit 99.2 hereto.

On February 3, 2014, R. G. Barry Corporation issued a news release announcing the election of David P. Lauer as Interim Lead Director following the death of its Chairman of the Board. A copy of the news release is attached as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(a)–(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Earnings news release issued by R. G. Barry Corporation on February 4, 2014

99.2	News release issued by R.G. Barry Corporation on February 1, 2014 announcing the death of Chairman of the Board Gordon B. Zacks

99.3	News release issued by R.G. Barry Corporation on February 3, 2014 announcing the election of David P. Lauer as Lead Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

Date: February 4, 2014	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President – Finance and Chief Financial Officer